Exhibit 99.1 FLOTEK ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2019 RESULTS -- Entered 2020 with Substantial Financial Flexibility, Including $101 Million in Cash and No Debt -- HOUSTON, March 5, 2020 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) today announced results for the three months and full year ended December 31, 2019. As the results of the Company’s Consumer and Industrial Chemistry Technologies (“CICT”) segment are presented as discontinued operations for all periods, the financial discussion and comparisons substantially relate to Flotek’s continuing operations, or its Energy Chemistry Technologies (“ECT”) segment. Fourth Quarter and Full-Year 2019 Highlights  Generated fourth quarter 2019 revenue of $19.5 million, a loss from continuing operations of $37.1 million and an adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) loss of $8.9 million, compared to revenue of $21.9 million, a loss from continuing operations of $11.2 million and an adjusted EBITDA loss of $8.1 million for the third quarter of 2019. In the fourth quarter, adjusted EBITDA was $0.8 million less than the third quarter primarily due to lower revenue and a change in product mix.  The $37.1 million loss for the three months ended December 31, 2019 included a non-recurring $15.8 million loss on purchase commitments associated with the Company’s terpene supply agreement with Florida Chemical Company, LLC (“FCC”) entered into in February 2019, and the recording of an additional $4.4 million reserve related specifically to the Company’s terpene inventory balance as of December 31, 2019.  Corporate general and administrative expense for the fourth quarter of 2019 was $9.0 million compared to $5.7 million for the third quarter. Included in the fourth quarter was $3.7 million of severance.  For the full-year 2019, Flotek generated revenue of $119.4 million, a loss from continuing operations of $76.7 million and an adjusted EBITDA loss of $34.8 million, compared to revenue of $177.8 million, a loss from continuing operations of $73.4 million and an adjusted EBITDA loss of $15.5 million for the full-year 2018.  For the full-year 2019, the Company’s cost-cutting and process improvement initiatives reduced annualized expenses by approximately $30 million across the enterprise. Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to the closest GAAP measure in the attached tables at the end of this release. First Quarter 2020 Highlights to Date  Flotek remains solidly committed to securing additional sustainable cost reductions. This includes negotiating an amendment to Flotek’s terpene supply agreement with FCC, which was ultimately executed on February 26, 2020 and includes the following key provisions: o A reduction in the minimum quantity of terpene Flotek is required to purchase from FCC by approximately 3/4ths in 2020 and by approximately half in each of 2021, 2022 and 2023; o A fixed per pound price for terpene in 2020; o A reduction in the maximum amount of terpene subject to the supply agreement by approximately 1/3rd; and o Change in payment terms to net 45 days.

To make the amended terms and conditions effective, Flotek made a one-time payment of $15.8 million to FCC. The agreed price and volume reduction for the purchase of terpene in the amended contract for 2020 alone should substantially offset the one-time $15.8 million cash payment made to FCC. In years 2021, 2022 and 2023, the negotiated volume reduction of approximately 50% in each year is expected to reduce the Company’s cash commitments proportionately. The amended agreement places Flotek in a more advantageous position to address new markets and to improve margins on current product lines.  Added John W. Gibson, Jr. as Chairman, President and Chief Executive Officer. Mr. Gibson has served in leadership roles in energy technology, upstream, oilfield services and environmental services.  Added Nick Bigney as Senior Vice President, General Counsel and Corporate Secretary. Mr. Bigney is responsible for leading Flotek’s legal team to promote more effective risk mitigation, as well as reduce legal costs.  Promoted Ryan Ezell to Senior Vice President, Operations. Prior to joining Flotek in August 2019, Mr. Ezell was a global leader for more than 12 years at Halliburton Inc., where he served in increasing roles of responsibility in the Drilling and Evaluation Division.  Instead of a formal Strategic Capital Committee, the Company will continue to evaluate alternatives with the Board of Directors for the optimal allocation of its cash balance. Fourth Quarter 2019 Financial Results For the three months ended December 31, 2019, Flotek reported revenue of $19.5 million versus $21.9 million for the third quarter and $43.4 million for the same period in 2018. Flotek reported a loss from continuing operations for the three months ended December 31, 2019 of $37.1 million, or $0.64 loss per diluted share, compared to a loss of $11.2 million, or $0.19 loss per diluted share, for the third quarter. As previously discussed, the $37.1 million loss for the three months ended December 31, 2019 included a non-recurring $15.8 million loss on purchase commitments associated with the Company’s terpene supply agreement with FCC entered into in February 2019, and the recording of an additional $4.4 million reserve related specifically to the Company’s terpene inventory balance as of December 31, 2019. For the the three months ended December 31, 2018, the Company reported income from continuing operations of $9.9 million, or $0.17 per diluted share. Results for the three months ended December 31, 2018, included a $22.7 million tax benefit primarily associated with the reversal of a valuation allowance against Flotek’s deferred tax assets due to the anticipated sale of FCC. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended December 31, 2019 was a loss of $34.6 million compared to a loss of $9.9 million for the third quarter, and a loss of $9.6 million for the same period in 2018. (See the Reconciliation of Non-GAAP Items and Non- Cash Items Impacting Earnings at the conclusion of this release.) Adjusted EBITDA for the three months ended December 31, 2019 was a loss of $8.9 million versus a loss of $8.1 million for the third quarter and a loss of $6.0 million for the same period in 2018. Management believes that adjusted EBITDA provides useful information to investors to better assess and understand operating performance and cash flows. (See the Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings at the conclusion of this release.) Balance Sheet and Liquidity As of December 31, 2019, the Company had cash and equivalents of $100.6 million, no outstanding debt and $9.9 million in escrowed funds on the balance sheet, reflecting Flotek’s estimate of its claim to the remaining balance of the indemnity escrow related to the sale of FCC to Archer-Daniels-Midland (“ADM”). In February 2020, the Company paid $15.8 million to FCC in exchange for the amended terpene supply agreement discussed above. Also in February 2020, the third party mutually engaged by ADM and Flotek to resolve their transaction post-closing working capital dispute awarded the $4.1 million disputed amount in favor of ADM.

Outlook Mr. Gibson commented, “During my first two months on the job, I have devoted significant time to driving further sustainable cost reductions in the business. Flotek’s leadership team and I remain focused on accelerating all cost savings that will benefit the Company. In addition to amending our terpene agreement, we have also identified additional opportunities to further reduce our cost structure. As an example, we are currently working to execute a plan to consolidate office space without impacting our market presence. “I have also focused much of my attention on evaluating our sales efforts and how we can more effectively engage with current and prospective clients. While there is consensus that there will be further softening in the U.S. onshore oil and gas market in 2020, we believe an increase in the adoption of specialty chemicals could more than offset the decrease in drilling and completions activity. Our key sales focus is growing market share by improving returns for our current customers, rebuilding relationships with past customers and identifying new customers that could benefit from our chemistry solutions. Additionally, we are catalyzing focus on total cost of recovery per BOE, rather than initial cost, as well as strengthening the publicly available evidence for the efficacy of using advanced CnF® products to materially impact oil and gas recovery and profitability for operators.” Conference Call Details Flotek will host a conference call on Friday, March 6, 2020, at 9:00 AM CT (10:00 AM ET) to discuss its operating results for the three months and full year ended December 31, 2019. To participate in the call, participants should dial 844-835-9986 approximately five minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com. About Flotek Industries, Inc. Flotek develops and delivers reservoir-centric chemistry technologies to oil and gas clients designed to address every challenge in the lifecycle of the reservoir and maximize recovery in both new and mature fields. Flotek’s chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production. Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's website at www.flotekind.com. Forward-Looking Statements Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.'s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release. Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. For a complete list of risk-factors that could cause or contribute to such differences in results and outcomes, please see the section titled “Risk Factors” in our most recent Form 10-K. Further information about the risks and uncertainties that may impact the Company are set forth in the Company's most recent filings on Form 10-K (including without limitation in the "Risk Factors" Section), and in the Company's other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release. Investor Inquiries, contact: Elizabeth Wilkinson Chief Financial Officer E: ewilkinson@flotekind.com P: (713) 726-5376 Media Inquiries, contact: Danielle Allen Senior Vice President, Global Communications & Technology Commercialization E: DAllen@flotekind.com P: (713) 726-5322

Flotek Industries, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data) December 31, 2019 December 31, 2018 ASSETS Current assets: Cash and cash equivalents  $                 100,575   $                      3,044  Restricted cash                             663  —  Accounts receivable, net of allowance for doubtful accounts of $1,527 and $1,190 at December 31, 2019 and December 31, 2018, respectively 15,638 37,047 Inventories, net 21,697 27,289 Income taxes receivable                             631  3,161 Assets held for sale  —                      118,470  Other current assets 13,191 5,771 Total current assets 152,395 194,782 Property and equipment, net 39,829 45,485 Operating lease right‐of‐use assets 16,388 —  Deferred tax assets, net                             152                         18,663  Other intangible assets, net 23,083                        26,827  Other long‐term assets  —  126 TOTAL ASSETS  $                 231,847   $                 285,883  LIABILITIES AND STOCKHOLDERS' & EQUITY Current liabilities: Accounts payable  $                   16,231   $                   15,011  Accrued liabilities 24,552 10,335 Interest payable  —  8 Liabilities held for sale  —  9,174 Current portion of lease liabilities 541 —  Long‐term debt, classified as current  —  49,731 Total current liabilities 41,324 84,259 Long‐term operating lease liabilities 16,973 —  Long‐term finance lease liabilities 158 —  Deferred tax liabilities, net                             116  —  Total liabilities 58,571 84,259 Commitments and contingencies Stockholders' Equity: Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding  —  —  Common stock, $0.0001 par value, 80,000,000 shares authorized; 57,882,396 shares issued and 58,941,416 shares outstanding at December 31, 2019 shares issued and 57,342,279 shares outstanding at December 31, 2018                                 6                                  6  Additional paid‐in capital                     347,564                      343,536  Accumulated other comprehensive loss                           (966)                        (1,116) Retained earnings (accumulated deficit)                    (139,844)                    (107,565) Treasury stock, at cost 4,145,481 and 3,770,224 shares at December 31, 2019 and December 31, 2018, respectively                      (33,484)                      (33,237) Total stockholders' equity 173,276 201,624 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $                 231,847   $                 285,883

Flotek Industries, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended	
	12/31/2019	12/31/2018	9/30/2019	12/31/2019	12/31/2018
Revenue	$ 19,526	$ 43,449	$ 21,879	$ 119,353	$ 177,773
Costs and expenses:					
Operating expenses (excluding depreciation and amortization)	42,631	41,963	23,689	149,225	159,808
Corporate general and administrative	8,955	6,833	5,685	27,975	31,467
Depreciation and amortization	2,028	2,282	2,058	8,465	9,216
Research and development	2,205	2,302	2,297	8,863	10,356
(Gain)loss on disposal of long-lived assets	354	(563)	3	1,450	(443)
Impairment of goodwill	—	—	—	—	37,180
Total costs and expenses	56,173	52,817	33,732	195,978	247,584
Loss from operations	(36,647)	(9,368)	(11,853)	(76,625)	(69,811)
Other (expense) income:					
Interest expense	(4)	(964)	(1)	(2,019)	(2,866)
Loss on sale of business	—	—	—	—	(360)
Loss on write-down of assets held for sale	—	—	—	—	(2,580)
Other income (expense), net	469	(2,441)	436	1,708	(5,040)
Total other income (expense)	465	(3,405)	435	(311)	(10,846)
Loss before income taxes	(36,182)	(12,773)	(11,418)	(76,936)	(80,657)
Income tax benefit (expense)	(956)	22,715	191	201	7,216
(Loss) income from continuing operations	(37,138)	9,942	(11,227)	(76,735)	(73,441)
Income (loss) from discontinued operations, net of tax	(2,425)	(1,385)	117	44,456	2,743
Net (loss) income	(39,563)	8,557	(11,110)	(32,279)	(70,698)
Net loss attributable to noncontrolling interests	-	1	—	—	358
Net (loss) income attributable to Flotek Industries, Inc. (Flotek)	$ (39,563)	$ 8,558	$ (11,110)	$ (32,279)	$ (70,340)
Amounts attributable to Flotek shareholders:					
Loss from continuing operations	$ (37,138)	$ 9,943	$ (11,227)	$ (76,735)	$ (73,083)
Income (loss) from discontinued operations, net of tax	(2,425)	(1,385)	117	44,456	2,743
Net income (loss) attributable to Flotek	$ (39,563)	$ 8,558	$ (11,110)	$ (32,279)	$ (70,340)
Basic earnings (loss) per common share:					
Continuing operations	$ (0.64)	$ 0.17	$ (0.19)	$ (1.31)	$ (1.26)
Discontinued operations, net of tax	(0.04)	(0.02)	-	0.76	0.05
Basic earnings (loss) per common share	$ (0.68)	$ 0.15	$ (0.19)	$ (0.55)	$ (1.21)
Diluted earnings (loss) per common share:					
Continuing operations	$ (0.64)	$ 0.17	$ (0.19)	$ (1.31)	$ (1.26)
Discontinued operations, net of tax	(0.04)	(0.02)	-	0.76	0.05
Diluted earnings (loss) per common share	$ (0.68)	$ 0.15	$ (0.19)	$ (0.55)	$ (1.21)
Weighted average common shares:					
Weighted average common shares used in computing basic earnings (loss) per common share	58,403	58,517	59,004	58,750	57,995
Weighted average common shares used in computing diluted earnings (loss) per common share	58,403	58,517	59,004	58,750	57,995

Flotek Industries, Inc. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands, except per share data) Years ended December 31, 2019 2018 Cash flows from operating activities: Net loss attributable to Flotek Industries, Inc. (Flotek)$        (32,279) $    (70,340) Income (loss) from discontinued operations, net of tax 44,456 2,743 Loss from continuing operations (76,735) (73,083) Adjustments to reconcile loss from continuing operations to net cash (used in)  provided by operating activities: Depreciation and amortization 8,465 9,216 Amortization of deferred financing costs 1,428 400 Provision for doubtful accounts 512 839 Provision for excess and obsolete inventory 5,659 2,418 Loss on sale of business — 360 Loss on write‐down of assets held for sale — 2,580 Gain (loss) on sale of assets 1,450 (443) Impairment of goodwill — 37,180 Stock compensation expense 4,235 7,050 Deferred income taxes 18,307 (5,950) Reduction in tax benefit related to share‐awards 24 709 Non‐cash lease expense 740 — Changes in current assets and liabilities: Accounts receivable, net 20,993 (2,606) Inventories (65) 2,597 Income taxes receivable 2,546 (1,116) Other current assets (8,359) 3,177 Accounts payable 1,131 4,631 Accrued liabilities 908 (8,740) Interest payable (8) (35) Net cash used in by operating activities (18,769) (20,816) Cash flows from investing activities: Capital expenditures (2,411) (3,559) Proceeds from sale of business 169,722 1,665 Proceeds from sale of assets 240 1,387 Purchase of patents and other intangible assets (614) (1,602) Net cash provided by (used in) investing activities 166,937 (2,109) Cash flows from financing activities: Borrowings on revolving credit facility 42,984 277,599 Repayments on revolving credit facility (92,715) (255,818) Debt issuance costs — (111) Payments for finance leases (51) — Purchase of treasury stock (247) (173) Proceeds from sale of common stock 35 341 Loss from noncontrolling interest — (358) Net cash (used in) provided by financing activities (49,994) 21,480 Discontinued operations: Net cash (used in) provided by operating activities (322) 1,296 Net cash provided by (used in) investing activities 337 (1,303) Net cash flows provided by (used in) discontinued operations 15 (7) Effect of changes in exchange rates on cash and cash equivalents 5 (88) Net change in cash, cash equivalents and restricted cash 98,194 (1,540) Cash, cash equivalents and restricted cash at beginning of year 3,044 4,584 Cash, cash equivalents and restricted cash at end of year$       101,238 $        3,044

Flotek Industries, Inc.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

GAAP Loss from Continuing Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended			Twelve Months Ended	
	12/31/2019	12/31/2018	9/30/2019	12/31/2019	12/31/2018
Income (Loss) from Continuing Operations (GAAP)	$ (37,138)	$ 9,943	$ (11,227)	$ (76,735)	$ (73,083)
Interest Expense	4	964	1	2,019	2,866
Interest Income	(405)	(45)	(571)	(1,888)	(332)
Income Tax (Benefit) Expense	956	(22,715)	(191)	(201)	(7,216)
Depreciation and Amortization	2,028	2,282	2,058	8,465	9,216
EBITDA (Non-GAAP)	$ (34,555)	$ (9,571)	$ (9,930)	$ (68,340)	$ (68,549)
Stock Compensation Expense	1,409	480	1,160	4,235	7,050
Severance and Retirement	3,753	1,712	658	6,503	1,712
Shareholder-Related Activities	-	-	4	646	-
Operations Related Contract Termination	-	-	-	500	-
Inventory Write-down	4,438	-	-	4,438	1,000
Impairment of Goodwill	-	-	-	-	37,180
Loss on Write-down of Assets Held for Sale	-	-	-	-	2,580
Loss (Gain) on Disposal of Assets	355	(563)	3	1,450	(443)
Loss on Sale of Business	-	-	-	-	360
Discontinuation of Corporate Projects	-	1,945	-	-	3,165
Expenses Relating to Closing of Business Venture	-	-	-	-	436
Supply Chain Contract Renegotiation	15,750	-	-	15,750	-
Adjusted EBITDA (Non-GAAP)	$ (8,850)	$ (5,997)	$ (8,105)	$ (34,818)	$ (15,509)

* Management believes that adjusted EBITDA for the three and twelve months ended December 31, 2019 and December 31, 2018, and the three months ended September 30, 2019, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

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